EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Manhattan Bagel Company, Inc.
   and Subsidiaries

We hereby consent to the references to our firm under the caption "Experts" in the Registration Statement on Form S-3, No. 333-15587 of Manhattan Bagel Company, Inc. for the registration of 341,500 shares of its Common Stock and to the incorporation by reference therein of our reports (a) dated September 8, 1995, with respect to the 1994 consolidated financial statements of Manhattan Bagel Company, Inc. incorporated by reference in its Annual Report (Form 10-KSB) for the year ended December 31, 1995, and (b) dated September 8, 1995, except for Note 1 as to which the date is October 31, 1996, with respect to the financial statements of Manhattan Bagel Company, Inc. included in its Current Report on Form 8-K dated May 23, 1996, as amended, both filed with the Securities and Exchange Commission.



                                             /s/ AMPER, POLITZINER & MATTIA

                                                 AMPER, POLITZINER & MATTIA


February 3, 1997
Edison, New Jersey